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[CONFORMED COPY]

Exhibit 4.62

         Sixth Amendment to Common Stock Purchase Agreement

by and between

ZeniMax Media Inc.

and

SBS Broadcasting S.A.

December 20, 2002

Sixth Amendment to Common Stock Purchase Agreement

        This Sixth Amendment to Common Stock Purchase Agreement (the "Sixth Amendment") is made as of this 20th day of December 2002, to amend the Common Stock Purchase Agreement dated October 30, 2000, as modified by a First Amendment dated May 15, 2001, a Second Amendment dated June 14, 2001, a Third Amendment dated April 16, 2002, a Fourth Amendment dated June 6, 2002, and a Fifth Amendment dated September 27, 2002 (the "Agreement") by and between ZeniMax Media Inc., a Delaware corporation (the "Company"), and SBS Broadcasting S.A., a Luxembourg corporation (the "Purchaser" or "SBS").

        In consideration of the representations, warranties and covenants in the Agreement and for other good and valuable consideration, the Company and SBS hereby agree as follows:

1.
Extension of Effectiveness of F-3 Registration Statement.

(a)
SBS shall maintain the effectiveness of Amendment No. 1 to its Form F-3 Registration Statement (No. 333-13872) ("F-3 Registration Statement"), filed with the United States Securities and Exchange Commission ("SEC"), and deemed effective on October 17, 2001, to and including March 31, 2003, with respect to the Company's right to offer for sale 156,818 shares of common stock, par value $1.50 per share, of SBS (the "SBS Shares"), delivered to the Company in exchange for certain consideration under the Agreement.

(c)
SBS shall incorporate by reference the F-3 Registration Statement in its SEC filings required to be made by law and take such further steps as may be necessary or required to maintain the Company's ability to offer the SBS Shares for sale pursuant to such F-3 Registration Statement.

2.
Effect of this Amendment.

        The parties agree that all other terms and conditions set forth in the Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the day and year first above written.

COMPANY:
ZENIMAX MEDIA INC.
By:	/s/ ROBERT A. ALTMAN
Name:	Robert A. Altman
Title:	Chairman and CEO
Address:	1370 Piccard Drive, Suite 120 Rockville, MD 20850

PURCHASER:
SBS Broadcasting S.A.
By:	/s/ ERIK.T.MOE
Name:	Erik.T.Moe
Title:	General Counsel & Senior Vice President
Address:	SBS Broadcasting S.A. 8-10 rue Mathias Hardt BP 39 L-2010 Luxembourg
Copies to:	SBS Services B.V. Quintet Office Park Rietlandpark 353 1019EM Amsterdam Holland Attn: Corporate Secretary

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  Exhibit 4.62
Sixth Amendment to Common Stock Purchase Agreement